Exhibit 99.1

KBW Winter Financial Services Symposium February 17, 2022

2 Safe Harbor Statement “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 : Statements in this Presentation relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 .. Forward - looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10 - K for the fiscal year ended December 31 , 2020 and in other documents filed by the Company with the Securities and Exchange Commission from time to time .. Forward - looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms .. Although we believe that the expectations reflected in the forward - looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements .. The Company has no obligation to update these forward - looking statements ..

Our Brand Promise: Rewarding Relationships Nurturing Relationships and Rewarding Customers, Employees and Shareholders Investors • Shareholder Value Communities • Community Support and Involvement Customers • Competitive Products and Reward Programs Employees • Employee Enrichment Programs Regulators • Serving Communities Responsibly Rewarding Relationships 3

4 Key Messages Conservative Underwriting with History of Solid Value Creation ► Leading Community Bank in the Greater NYC Area ► Well Diversified and Low Risk Loan Portfolio ► History of Sound Credit Quality since IPO in 1995 ► Asian Banking Niche ► Beneficiary of a Steepening Yield Curve

Flushing Financial Snapshot (NASDAQ: FFIC)

2021 Key Statistics

Balance Sheet		Performance	
Assets	$8.0B	GAAP/Core ROAA	1.00%/1.09%[2]
Loans	$6.6B	GAAP/Core ROAE	12.60%/13.68%[2]
Deposits	$6.4B[1]	Efficiency Ratio	55.72%[2]
Equity	$0.7B	Tangible Book Value	$21.61
		Dividend Yield	3.5%[3]

Footprint

Deposits primarily from 24 branches in multicultural neighborhoods and our online division, consisting of iGObanking® and BankPurely®


Manhattan
Queens
Brooklyn
Nassau
Suffolk
Elmhurst – To Open in 1Q22

Competitive Advantages

Strong Franchise and Diverse Business Mix

- **Diversified loan portfolio** with focus on commercial business loans, multifamily mortgages, and commercial real estate
- Current/historical **strong credit** and capital positions

Track Record of Long-Term Outperformance

- Only 9 of the 69 publicly traded banks in Flushing Bank's markets in 1995 remain; **FFIC has a total return of 1,145%** compared to 964% for the peer median[4] and 1,195% for the S&P 500 Total Return[4]
- FFIC has outperformed peers[5] since its IPO on 11/21/95 or the IPO of its peers by 550 percentage points and the BKX by 573 percentage points

Strategic Opportunities

- Increase customer usage of **mobile and online banking technology platform**
- **Optimizing funding mix** through internet banks and Asian initiatives
- Proactively managing balance sheet to **enhance net interest income**

FFIC FLUSHING Financial Corporation

[1] Includes mortgagors' escrow deposits; [2] See Reconciliation of GAAP Revenue & Pre-Provision Pre-Tax Net Revenue for calculation; [3] Calculated using 2/4/22 closing price of $23.68; [4] Performance calculated from 11/21/1995 to 12/31/21; Banks include: CARV, CNOB, DCOM, FLIC, LBAI, NYCB, UNTY, and VLY; [5] Peers include BCBP, DCOM, FLIC, ISBC, KRNY, LBAI, NFBK, OCFC, PFS, PGC, SBNY, and STL

5

6 Strong Asian Banking Market Focus 15% of Total Deposits $32B Deposit Market Potential (~3% Market Share 1 ) 6.9% FFIC 5 Year Asian Market CAGR vs 3.4% 1 for the Comparable Asian Markets Asian Communities – Total Loans $709MM and Deposits $966M Multilingual Branch Staff Serves Diverse Customer Base in NYC Metro Area Growth Aided by the Asian Advisory Board Sponsorships of Cultural Activities Support New and Existing Opportunities 1 as of June 30, 2021; Latest FDIC Data Expansion into Elmhurst in 1Q22

7 Experienced Executive Leadership Team Executive Compensation and Insider Stock Ownership (5.5% 2 ) Aligned with Shareholder Interests John Buran President and CEO Maria Grasso SEVP, COO, Corporate Secretary Susan Cullen SEVP, CFO, Treasurer Francis Korzekwinski SEVP, Chief of Real Estate Michael Bingold SEVP, Chief Retail and Client Development Officer Douglas McClintock SEVP, General Counsel FFIC: 21 years Industry: 45 years 16 years 36 years 6 years 32 years 28 years 33 years 9 years 39 years <1 year 46 years Allen Brewer SEVP, Chief Information Officer Tom Buonaiuto SEVP, Chief of Staff, Deposit Channel Executive Vincent Giovinco EVP, Commercial Real Estate Lending Jeoung Jin EVP, Residential and Mixed Use Theresa Kelly EVP, Business Banking Patricia Mezeul EVP, Director of Government Banking 13 years 48 years 14 years 1 30 years 2 years 24 years 23 years 29 years 16 years 38 years 14 years 42 years 1 Previously President and COO of Empire Bancorp and Empire National Bank from its inception in February 2008 until the sale to Fl ushing Financial in October 2020 2 Directors and executive officers as of December 31, 2021

8 26 Year Track Record of Steady Growth Core EPS ($) Dividends per Share ($) Tangible Book Value per Share ($) Assets ($B) Total Gross Loans ($B) Total Deposits ($B) 1 $ - $0.84 1995 2000 2005 2010 2015 2020 2021 $ - $2.81 1995 2000 2005 2010 2015 2020 2021 $0.6 $6.4 1995 2000 2005 2010 2015 2020 2021 $0.3 $6.6 1995 2000 2005 2010 2015 2020 2021 $0.7 $8.0 1995 2000 2005 2010 2015 2020 2021 10% CAGR 10% CAGR 13% CAGR 10% CAGR 2 15% CAGR 2 $4.86 $21.61 1995 2000 2005 2010 2015 2020 2021 6% CAGR Note: Acquisition of Empire Bancorp in 2020 (loans and deposits acquired of $685MM and $854MM, respectively; assets acquired of $982MM) 1 Includes mortgagors’ escrow deposits 2 Calculated from 1996 - 2021

3 4 1 2 Improve and Grow Funding Mix Generate Appropriate ly Priced Loan Growth  Noninterest bearing DDA growth  Increase core deposits  Manage overall deposit costs  Achieve historical loan growth  Price loans in relation to acceptable risk  More emphasis on floating - rate loans Manage Asset Quality Invest in the Future  Continue conservative underwriting  No change to risk profile  Manage through the cycle returns  Capitalize on merger disruption  Continue digital adoption gains  Appropriately manage operating expenses while continuing franchise investments 2022 Strategic Objectives: Growth Through Investment 9 Appropriately Managing the Short Term While Investing for the Long Term

10 Well - positioned to Benefit from Industry Merger Disruption • 8 bank mergers have been announced or closed involving Long Island area banks 2 • Out of the $328B of total industry deposits in Nassau, Queens, Kings, and Suffolk Counties, $60B or 18% involve a merger participant 3 • 93% of FFIC’s deposits are in the Long Island market, including Brooklyn and Queens Flushing Financial (FFIC) 1 Elmhurst Branch (FFIC) to open in 1Q22 Webster Financial (WBS)/ Sterling Bancorp (STL) Valley National Bancorp (VLY)/ The Westchester Bank/Bank Leumi USA New York Community Bancorp (NYCB)/ Flagstar Bancorp (FBC) Citizens Financial Group (CFG)/ HSBC/Investors Bancorp (ISBC) M&T Bank (MTB)/ People’s United Financial (PBCT) Dime Community Bancshares (DCOM) Current Pro Forma U.S. Branches 1 22 FFIC branches shown, for illustrative purposes only, Port Jefferson Station, NY and Shirley, NY locations not pictured 2 Includes DCOM, MTB/PBCT, NYCB/FBC, CGF/ISBC/HSBC, VLY/The Westchester Bank/Bank Leumi USA, and WBS/STL 3 Based on most recent (June 30, 2021) S&P Global data 24 people recruited (9 Revenue Producers) from Merged Institutions in 2021

11  Pandemic Restrictions are Easing – Omicron hospitalizations are declining – Mask mandates and social distancing rules are loosening – Subway ridership is increasing  New NYC Mayor is a Positive – Stronger approach on crime – Publicly asking for a return to offices  General Economic Activity is Improving – NYC unemployment rate has declined but is still elevated – Market apartment rents have increased  Flushing Bank Initiatives – Elimination of consumer overdraft fees – Expanding small business lending via Numerated platform – Loan pipelines increasing YoY New York is Coming Back; Implementing Re - opening Strategies

Loan Closings Increase; Satisfactions Should Decline 12  Closings expected to increase – Pipeline remains strong although below the record 3Q21 level – 8 bank mergers announced within footprint – Strong organic growth opportunity  Pipeline up 21% YoY – Mix is balanced with real estate and business banking – Business Banking pipeline up 53% YoY  Satisfactions should decline – Loan prepayments and satisfactions remained elevated in 4Q21 due to refinance activity – Excluding PPP, prepayment speeds increased over 50% in 2021 and nearly doubled in 4Q21 – Rising rates should slow refinance and satisfaction volumes over time Loan Closings Up 49% QoQ ($MM) $354.6 $375.8 $432.6 $530.7 $429.3 $316.0 $322.9 $324.4 $243.9 $362.7 $- $100.0 $200.0 $300.0 $400.0 $500.0 4Q20 1Q21 2Q21 3Q21 4Q21 Loan Pipeline Loan Closings

Digital Banking Usage Continues to Increase 13 Technology Enhancements Remain a Priority 31% Increase in Monthly Mobile Active Users YoY ~23,000 Active Online Banking Users 37% YoY Growth 17% Digital Banking Enrollment YoY Growth Numerated Improving Small Business Customer Experience through Automated Approval and Origination JAM FINTOP Early Look at Emerging Technology Bitcoin Transaction Services Launch Expected in 1Q22

Record 2021 GAAP and Core EPS;
4Q21 GAAP EPS $0.58 and Core EPS of $0.67

GAAP ROAA and ROAE 0.89% and 10.77%; Core[1] ROAA and ROAE 1.04% and 12.49% in 4Q21

1 Ensure appropriate risk-adjusted returns for loans while optimizing costs of funds

- Average noninterest deposits increased 33.6% YoY
- Record low cost of deposits at 0.25% in 4Q21; Loan yields fell 2 bps QoQ; Core Loan yields down 4 bps
- Net interest income of $62.7MM increased 12.5% YoY; Core net interest income of $61.1MM up 11.7% YoY
- GAAP and Core NIM decreased 5 bps and 6 bps, respectively, QoQ

2 Maintain strong historical loan growth

- Loan closings up 49% QoQ
- Loans, excluding PPP, grew 0.9% QoQ
- Loan pipeline strong at $429.3MM
- ~$232.9MM of PPP forgiveness over life of program representing 75% of PPP originations/acquisitions; $53.4MM of forgiveness in 4Q21; $77.4MM PPP loans remain

3 Enhance core earnings power by improving scalability and efficiency

- GAAP EPS $0.58 vs $0.11 YoY, up 427%
- Core[1] EPS $0.67 vs $0.58 YoY, 16%
- Continued digital adoption gains
- Added 24 people from merged/merging institutions in 2021, 38% are revenue producers

4 Manage asset quality with consistently disciplined underwriting

- NPAs/Assets improved to 19 bps
- Criticized and classified loans were 87 bps of loans
- LLRs/NPLs of 249%
- Average real estate LTV is <38%
- $0.8MM provision for loan losses

FFIC FLUSHING Financial Corporation

[1] See Reconciliation of GAAP Earnings and Core Earnings in Appendix

14

NIM Expansion in 2021 Driven by Low Deposits Costs 15 Base NIM FTE 2.82% 2.60% 2.40% 2.80% 3.08% GAAP NIM FTE 2.93% 2.70% 2.47% 2.85% 3.24% ($MM) See Appendix for definitions of Core and Base NII FTE and Core NIM, and Net Prepayment Penalties $173.1 $168.3 $164.2 $196.9 $243.3 2.93% 2.72% 2.49% 2.87% 3.17% 4.20% 4.38% 4.51% 4.14% 4.05% 0.91% 1.36% 1.76% 0.82% 0.32% -0.50% 0.50% 1.50% 2.50% 3.50% 4.50% 5.50% $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 2017 2018 2019 2020 2021 Base NII FTE Net Prepayment Penalties Core NII FTE Core NIM FTE Core Loan Yields Deposit Costs

The Balance Sheet Naturally Reprices Higher Over Time

Interest Rate Risk Profile

Static Balance Sheet For Base Case
Net Interest Income Projections


Year 1
Year 2
Year 3
Year 4
Year 5
Base Case- Net Interest Income
With Floating-rate Initiatives

- **Using a static balance sheet and the year end 2021 yield curve, net interest income should expand[1]**
  - Benefits of swap repricing
    - Repricing of $592MM of effective swaps at 1.95% with $405 million of forward starting swaps at 0.77% largely through the end of 2023
    - Swaps lock in funding costs in a rising rate environment
  - Repricing of funding costs
  - Higher rates on loan originations
- **Floating-rate Initiatives help drive Net Interest Income expansion**
  - Immediately adding more floating-rate assets
    - Improves rate sensitivity by ~$3-12MM annually
  - Helps mitigate the negative impact of rising short term rates

With No Change in Interest Rates, Net Interest Income Should Expand with a Static Balance Sheet In The Early Years

FFIC FLUSHING Financial Corporation

[1] Analysis does not include benefits of net prepayment penalty income, fair values adjustments on hedges, or purchase accounting accretion

16

Preparing for a Rising Rate Environment 17 Interest Rate Risk Profile Static Balance Sheet For Base Case Net Interest Income Projections Rates Up 200 bps over 24 Months  Net Interest Income declines in a rising rate environment – The duration of our assets is greater than liabilities – Approximately 25% 1 of the loan portfolio matures or reprices within one year – A steeper yield curve is favorable – The timing and the pace of interest rate increases matters – slower rate increases over longer periods of time are more favorable than an immediate shock of 100+ bps  Accelerating strategies to positively impact Net Interest Income from rising rates: – Immediately adding more floating - rate assets – Greater emphasis on growing floating - rate loans including C&I and Construction – Utilize the back - to - back loan swap program to add shorter duration loans – Grow noninterest and core deposits while lagging deposit repricing Balance Sheet Growth Expected to Outweigh Potential NIM Compression In 2022 Year 1 Year 2 Year 3 Year 4 Year 5 Rates Up 200 bps over 24 Months - Base Case Rates Up 200 bps over 24 Months - With Floating-rate Initiative 1 Does not include approximately $400MM of floating rate swaps on fixed rate loans; if the swaps are included, the percentage o f loans that mature or reprice in one year totals 31%

18 Deposit Mix Improves; Costs Continue to Fall Average Deposits Composition ($MM) $4,110 $4,447 $4,736 $5,013 $5,163 $6,416 0.81% 0.91% 1.36% 1.76% 0.82% 0.32% 0% 1% 1% 2% 2% 3% 3% 0 1000 2000 3000 4000 5000 6000 7000 2016 2017 2018 2019 2020 2021 Non-interest Bearing NOW Accounts Savings Money Market CDs Mortgage Escrow Deposit Costs

$4,819 $5,160 $5,536 $5,757 $6,702 $6,634 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 2016 2017 2018 2019 2020 2021 Multifamily Commercial Real Estate Construction 1-4 Family Business Banking Total Gross Loans 19 Diversified Loan Mix; Relatively Stable Yields Loan Composition Period End Loans ($MM) Empire Bancorp acquisition added total loans of $685MM in 2020 See Appendix for definitions of Core and Base Loan Yields Base Loan Yields 4.07% 4.07% 4.25% 4.39% 4.07% 3.95% Core Loan Yields 4.24% 4.20% 4.38% 4.51% 4.14% 4.05%

Well - Secured Multifamily and CRE Portfolios with DCR of 1.8x 20 Underwrite Real Estate Loans with a Cap Rate in Mid - 5s and Stress Test Each Loan Multifamily Geography 17% 30% 17% 18% 17% Bronx Kings Manhattan Queens Other $2.5B Portfolio • Average loan size: $1.1MM • Average monthly rent of $1,307 vs $2,839 1 for the market • Weighted average LTV 2 is 33%, only $11MM of loans with an LTV above 75% LTV • Weighted average DCR is ~1.8x 3 • Borrowers typically do not sell properties, but refinance to buy more properties • Average loan size: $2.3MM • Weighted average LTV 2 is 44% with no loans having an LTV above 75% • Weighted average DCR is ~1.8x 3 • Borrowers have ~56% equity • Require primary operating accounts Non - Owner Occupied CRE Geography 9% 17% 18% 22% 8% 7% 9% 3% 6% Bronx Kings Manhattan Queens Other NY Nassau Suffolk NJ CT/Other $ 1.7B Portfolio 1 CoStar New York Multifamily Market Report, 10 - 19 - 2021 2 LTVs are based on value at origination. 3 Based on most recent Annual Loan Review

21 Loans Secured by Real Estate Have an Average LTV of <38% Multifamily  Primarily in market lending  Review net operating income and the collateral plus the financial resources and income level of the borrower (including experience in managing or owning similar properties)  ARMs adjust each 5 - year period with terms up to 30 years and comprise 81% of the portfolio; prepayment penalties are reset for each 5 - year period Commercial Real Estate  Secured by in market office buildings, hotels/motels, small business facilities, strip shopping centers, and warehouses  Similar underwriting standards as multifamily  ARMs adjust each 5 - year period with terms up to 30 years and comprise 80% of the portfolio Well Secured and Diversified Real Estate Portfolio Data as of December 31, 2021 59% 11% 7% 8% 4% 6% 3% 2% Multifamily: 0.59 General Commercial: 0.11 CRE - Shopping Center: 0.07 CRE - Strip Mall: 0.08 CRE - Single Tenant: 0.04 Office: 0.06 Industrial: 0.03 Commercial Special Use: 0.02 $ 4.3 B Total Portfolio

Well-Diversified Commercial Business Portfolio

Real Estate Collateral
$624MM



15%
9%
8%
7%
6%
6%
6%
6%
5%
5%
4%
3%
3%
3%
2%
2%
2%
2%
2%
2%
1%
1%
$1.4B
Total Portfolio

- Other: 15%
- Transportation: 8%
- Manufacturing: 6%
- Contractor/Construction: 6%
- Real Estate Management: 5%
- Finance & Insurance: 4%
- Theaters: 3%
- Electrical Apparatus Wholesaler: 2%
- Restaurants: 2%
- Not For Profit: 2%
- Wholesalers: 1%
- Hotels: 9%
- SBA: 7%
- Medical: 6%
- Commercial Wholesaler: 6%
- Retail: 5%
- Professional Services: 3%
- Air Carriers & Air Transportation: 3%
- Business Services: 2%
- Motion Picture and Video Production: 2%
- Food & Beverage: 2%
- Information Technology: 1%

Commercial Business

- Primarily in market lending
- Annual sales up to $250MM
- Lines of credit and term loans, including owner occupied mortgages
- Loans secured by business assets, including account receivables, inventory, equipment, and real estate
- Personal guarantees are generally required
- Originations are generally $100,000 to $10MM
- Adjustable rate loans with adjustment periods of five years for owner-occupied mortgages and for lines of credit the adjustment period is generally monthly
- Generally not subject to limitations on interest rate increases but have interest rate floors

Average loan size of $1MM, excluding PPP[1]

FFIC FLUSHING Financial Corporation
Data as of December 31, 2021

22

Net Charge - offs Significantly Better Than the Industry 23 NCOs / Average Loans 0.06% 0.27% 1 -0.2% 0.3% 0.8% 1.3% 1.8% 2.3% 2.8% 3.3% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 YTD 3Q21 FFIC Industry <1 basis point of Net Recoveries to Average Loans in 4Q21; 5 bps of Net Charge - offs in 2021 1 Note: Includes $11.2MM in taxi medallion write - offs in 2017 and $2.8MM in 2021 for FFIC 1 “Industry” includes FDIC insured institutions from “FDIC Statistics At A Glance” year to date through September 30, 2021 2 Based on appraised value at origination  Over two decades and multiple credit cycles, Flushing Financial has a history of better than industry credit quality  Average LTVs on the Real Estate portfolio is <38% 2 – Only $29.8MM of real estate loans (0.4% of gross loans) with an LTV of 75% or more 2

24 Continued Strong Credit Quality Note: CECL accounting adopted January 1, 2020 Forbearances totaled $71.9MM at December 31, 2021 with $60.5MM making interest payments and only $11.4MM with full payment deferrals. NPAs / Assets Criticized and Classified Loans / Gross Loans Reserves / Gross Loans & Reserves / NPLs ACL by Loan Segment (4Q21) 1.21% 0.96% 0.66% 1.07% 0.87% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% 1.10% 1.20% 1.30% 2017 2018 2019 2020 2021 Criticized & Classified Loans / Gross Loans 112.2% 128.9% 164.1% 214.3% 248.7% 0.39% 0.38% 0.38% 0.67% 0.56% 0% 0% 0% 1% 1% 1% 1% 1% 2% 2% 2% 0% 50% 100% 150% 200% 250% 300% 2017 2018 2019 2020 2021 Reserves / NPLs Reserves / Loans $2,517 $1,776 $572 $268 $8 $60 $94 $1,339 0.33% 0.40% 0.31% 0.29% 0.00% 0.31% 1.29% 1.33% -15.00% -13.00% -11.00% -9.00% -7.00% -5.00% -3.00% -1.00% 1.00% Multifamily Residential Commercial Real Estate 1-4 Family - Mixed Use 1-4 Family - Residential Co-operative Apartments Construction Small Business Administration Commercial Business and Other Loan Balance Reserves / Loans 0.29% 0.24% 0.19% 0.26% 0.19% 2017 2018 2019 2020 2021 NPAs / Assets 30% LTV on 2021 NPAs

Capital Expands Even With a Buyback; ~3.5% Dividend Yield 1 25 Share Repurchase Restarted in 2H21; 56% of 4Q21 Earnings Returned 11% Book Value Per Share Growth YoY TCE Builds Post Empire Bancorp Merger $17.95 $18.63 $19.64 $20.59 $20.11 $22.26 11.79% 11.59% 10.98% 10.95% 9.88% 10.86% 9.00% 9.02% 8.74% 8.73% 8.38% 8.98% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% 35.00% 40.00% $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 $22.00 $23.00 2016 2017 2018 2019 2020 2021 Book Value Per Share CET1 Ratio Leverage Ratio 1 Calculated using 2/4/22 closing price of $23.68 Closed Empire Bancorp Acquisition $17.40 $18.08 $19.07 $20.02 $19.45 $21.61 8.24% 8.22% 7.83% 8.05% 7.52% 8.22% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 2016 2017 2018 2019 2020 2021 Tangible Book Value Per Share Tangible Common Equity/Tangible Assets Empire Closed

26  Noninterest Income and Expense – 4Q21 noninterest income includes $2.0MM ($0.05/share, net of tax) of dividend received on retirement plan investments that is not expected to repeat – The elimination of overdraft, insufficient funds, and transfer fees on consumer checking accounts is expected to reduce noninterest income by $200,000 in 2022 – Noninterest expense includes a one - time $4.3MM ($0.11/share, net of tax) increase in compensation and benefits for all employees as a reward for achieving record earnings in 2021 and employee performance during the pandemic – Starting point for 1Q22 core expense is $34.4MM; plus high mid - single digit inflation and $4.0 - $4.5MM of seasonal expenses – 2022 core expenses should follow normal seasonal patterns and high single digit growth expected overall  Net Interest Income/NIM – In 2022, net interest income driven primarily based on balance sheet growth – Adding floating - rate assets – Core NIM impacted by timing and level of overall loan growth and deployment of liquidity – 2021 reported net interest margin contains 16 bps of purchase accounting accretion, net prepayment penalty income, and positive fair value markets on hedges compared to mid - single digital basis points for the years 2020 and 2019 – PPP impact to 4Q21 NIM was 3 bps – Purchase accounting accretion is expected to be less than $1MM per quarter – Loan growth, excluding PPP, is expected to improve in 2022 1Q22 and 2022 Outlook

27  Preparing for higher rates – Forward starting funding swaps start in 2022 and are mostly fully phased in by the end of 2023 – Adding floating - rate assets in the short and medium term to improve rate risk profile – Net Interest Income growth driven from balance sheet expansion which should more than offset potential NIM compression  Low risk business model; 3.5% 1 dividend yield – Average LTV on real estate loans totals <38% – History of strong credit metrics – No changes to underwriting process  Maintaining through - the - cycle goals of ROAA ≥1% and ROAE ≥10%  Loan growth delayed in 4Q21 but poised to increase in 2022 – Pipeline has seasoned – Refinancing activity should decline with higher rates – Economy is normalizing  Benefiting from merger disruption – Added 24 people from March - December 2021 from announced/recently closed mergers; 9 are revenue producing – Expect greater benefit when deals close and integration begins  We are investing in the franchise and our employees – New services and product enhancements set to launch in 2022 Key Messages 1 Calculated using 2/4/22 closing price of $23.68

Appendix

PPP: 75% of Lifetime Originations and Acquisitions Forgiven 29 Period End PPP Loans ($MM) $151.9 $251.0 $197.3 $130.8 $77.4 Average PPP Loans ($MM) PPP NIM Benefit/(Drag) (0.03)% (0.04)% 0.00% 0.02% 0.03%  Lifetime originations and acquisitions of $310MM with a balance of $77.4MM at 4Q21 and remaining fees of $1.9MM  Forgiveness totaled $53.4MM in 4Q21, $66.5MM in 3Q21, $69.2MM in 2Q21, $24.1MM in 1Q21, and $19.7MM in 4Q21  $25.2MM of PPP loans are in the process of forgiveness as of December 31, 2021  Forgiveness expected to largely be complete in 1H22  SBA can take up to 90 days to approve forgiveness  PPP benefited the NIM by 3 bps in 4Q21 $144 $209 $233 $165 $101 1.99% 1.98% 3.02% 4.06% 5.80% 0 50 100 150 200 250 4Q20 1Q21 2Q21 3Q21 4Q21 PPP Yield

$125 $321 $121 $25 $125 $230 $50 1.86% 2.09% 1.96% 0.47% 0.88% 0.70% 0.80% 2022 2023 2024 2025 Effective Swaps Maturities Forward Swaps Start Date Effective WA Rate Forward WA Rate $MM 30 Swaps Help Protect NIM from Rising Short - Term Rates  The balance sheet naturally improves over the next two years without any changes in rates – $592MM of effective swaps at 1.95%; current drag on NIM; the majority mature by the end of 2023 – $405MM of forward starting swaps at 0.77% that largely replace the current effective swaps

Non - cash Fair Value Adjustments to GAAP Earnings The variance in GAAP and core earnings is partly driven by the impact of non - cash net gains and losses from fair value adjustments .. These fair value adjustments relate primarily to swaps designated to protect against rising rates and borrowing carried at fair value under the fair value option .. As the swaps get closer to maturity, the volatility in fair value adjustments will dissipate .. In a declining interest rate environment, the movement in the curve exaggerates our mark - to - market loss position .. In a rising interest rate environment or a steepening of the yield curve, the loss position would experience an improvement .. Core Net Income, Core Diluted EPS, Core ROAE, Core ROAA, Core Net Interest Income FTE, Core Net Interest Margin FTE, Base Net Interest Income FTE, Base Net Interest Margin FTE, Core Interest Income and Yield on Total Loans, Base Interest Income and Yield on Total Loans, Core Noninterest Income, Core Noninterest Expense and Tangible Book Value per common share are each non - GAAP measures used in this presentation .. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form .. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and noninterest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors .. These measures should not be viewed as a substitute for net income .. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions .. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors .. These measures should not be viewed as a substitute for total shareholders' equity .. These non - GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited .. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP .. These non - GAAP measures may not be comparable to similarly titled measures reported by other companies .. 31 Reconciliation of GAAP Earnings and Core Earnings

Reconciliation of GAAP Earnings and Core Earnings

(Dollars In thousands, except per share data)	Years Ended December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018	December 31, 2017
GAAP income (loss) before income taxes	$ 109,278	$ 45,182	$ 53,331	$ 65,485	$ 66,134
Day 1, Provision for Credit Losses - Empire transaction	—	1,818	—	—	—
Net (gain) loss from fair value adjustments	12,995	2,142	5,353	4,122	3,465
Net (gain) loss on sale of securities	(113)	701	15	1,920	186
Life insurance proceeds	—	(659)	(462)	(2,998)	(1,405)
Net gain on sale or disposition of assets	(621)	—	(770)	(1,141)	—
Net (gain) loss from fair value adjustments on qualifying hedges	(2,079)	1,185	1,678	—	—
Accelerated employee benefits upon Officer's death	—	—	455	149	—
Prepayment penalty on borrowings	—	7,834	—	—	—
Net amortization of purchase accounting adjustments	(2,489)	80	—	—	—
Merger expense	2,562	6,894	1,590	—	—
Core income before taxes	119,533	65,177	61,190	67,537	68,380
Provision for income taxes for core income	30,769	15,428	13,957	11,960	22,613
Core net income	$ 88,764	$ 49,749	$ 47,233	$ 55,577	$ 45,767
GAAP diluted earnings (loss) per common share	$ 2.59	$ 1.18	$ 1.44	$ 1.92	$ 1.41
Day 1, Provision for Credit Losses - Empire transaction, net of tax	—	0.05	—	—	—
Net (gain) loss from fair value adjustments, net of tax	0.31	0.06	0.14	0.10	0.07
Net (gain) loss on sale of securities, net of tax	—	0.02	—	0.05	—
Life insurance proceeds	—	(0.02)	(0.02)	(0.10)	(0.05)
Net gain on sale or disposition of assets, net of tax	(0.01)	—	(0.02)	(0.03)	—
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	(0.05)	0.03	0.05	—	—
Accelerated employee benefits upon Officer's death, net of tax	—	—	0.01	—	—
Federal tax reform 2017	—	—	—	—	0.13
Prepayment penalty on borrowings, net of tax	—	0.20	—	—	—
Net amortization of purchase accounting adjustments, net of tax	(0.06)	—	—	—	—
Merger expense, net of tax	0.06	0.18	0.04	—	—
NYS tax change	(0.02)	—	—	—	—
Core diluted earnings per common share[1]	$ 2.81	$ 1.70	$ 1.65	$ 1.94	$ 1.57
Core net income, as calculated above	$ 88,764	$ 49,749	$ 47,233	$ 55,577	$ 45,767
Average assets	8,143,372	7,276,022	6,947,881	6,504,598	6,217,746
Average equity	648,946	580,067	561,289	534,735	530,300
Core return on average assets[2]	1.09 %	0.68 %	0.68 %	0.85 %	0.74 %
Core return on average equity[2]	13.68 %	8.58 %	8.42 %	10.39 %	8.63 %

FFIC FLUSHING Financial Corporation

[1] Core diluted earnings per common share may not foot due to rounding
[2] Ratios are calculated on an annualized basis

32

Reconciliation of GAAP Revenue & Pre-Provision Pre-Tax Net Revenue

(Dollars In thousands)	Years Ended December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018	December 31, 2017
GAAP Net interest income	$ 247,969	$ 195,199	$ 161,940	$ 167,406	$ 173,107
Net (gain) loss from fair value adjustments on qualifying hedges	(2,079)	1,185	1,678	—	—
Net amortization of purchase accounting adjustments	(3,049)	(11)	—	—	—
Core Net interest income	$ 242,841	$ 196,373	$ 163,618	$ 167,406	$ 173,107
GAAP Noninterest income	$ 3,687	$ 11,043	$ 9,471	$ 10,337	$ 10,362
Net (gain) loss from fair value adjustments	12,995	2,142	5,353	4,122	3,465
Net (gain) loss on sale of securities	(113)	701	15	1,920	186
Life insurance proceeds	—	(659)	(462)	(2,998)	(1,405)
Net gain on disposition of assets	(621)	—	(770)	(1,141)	—
Core Noninterest income	$ 15,948	$ 13,227	$ 13,607	$ 12,240	$ 12,608
GAAP Noninterest expense	$ 147,322	$ 137,931	$ 115,269	$ 111,683	$ 107,474
Prepayment penalty on borrowings	—	(7,834)	—	—	—
Accelerated employee benefits upon Officer's death	—	—	(455)	(149)	—
Net amortization of purchase accounting adjustments	(560)	(91)	—	—	—
Merger expense	(2,562)	(6,894)	(1,590)	—	—
Core Noninterest expense	$ 144,200	$ 123,112	$ 113,224	$ 111,534	$ 107,474
Net interest income	$ 247,969	$ 195,199	$ 161,940	$ 167,406	$ 173,107
Noninterest income	3,687	11,043	9,471	10,337	10,362
Noninterest expense	(147,322)	(137,931)	(115,269)	(111,683)	(107,474)
Pre-provision pre-tax net revenue	$ 104,334	$ 68,311	$ 56,142	$ 66,060	$ 75,995
Core:					
Net interest income	$ 242,841	$ 196,373	$ 163,618	$ 167,406	$ 173,107
Noninterest income	15,948	13,227	13,607	12,240	12,608
Noninterest expense	(144,200)	(123,112)	(113,224)	(111,534)	(107,474)
Pre-provision pre-tax net revenue	$ 114,589	$ 86,488	$ 64,001	$ 68,112	$ 78,241
Efficiency Ratio	55.7 %	58.7 %	63.9 %	62.1 %	57.9 %

FFIC FLUSHING Financial Corporation

Efficiency ratio, a non-GAAP measure, was calculated by dividing noninterest expenses (excluding merger expenses, OREO expense, prepayment penalty on borrowings, the net gain/loss from the sale of OREO and net amortization of purchase accounting adjustment) by the total of net interest income (excluding net gains and loses from fair value adjustments on qualifying hedges and net amortization of purchase accounting adjustments) and noninterest income (excluding life insurance proceeds, net gains and losses from the sale or disposition of securities, assets and fair value adjustments)

33

Reconciliation of GAAP NII & NIM to CORE and Base NII & NIM

	Years Ended				
(Dollars In thousands)	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018	December 31, 2017
GAAP net interest income	$ 247,969	$ 195,199	$ 161,940	$ 167,406	$ 173,107
Net (gain) loss from fair value adjustments on qualifying hedges	(2,079)	1,185	1,678	—	—
Net amortization of purchase accounting adjustments	(3,049)	(11)	—	—	—
Tax equivalent adjustment	450	508	542	895	—
Core net interest income FTE	$ 243,291	$ 196,881	$ 164,160	$ 168,301	$ 173,107
Prepayment penalties received on loans and securities, net of reversals and recoveries of interest from nonaccrual loans	(6,627)	(4,576)	(6,501)	(7,058)	(7,050)
Base net interest income FTE	$ 236,664	$ 192,305	$ 157,659	$ 161,243	$ 166,057
Total average interest-earning assets [(1)]	$ 7,681,441	$ 6,863,219	$ 6,582,473	$ 6,194,248	$ 5,916,073
Core net interest margin FTE	3.17 %	2.87 %	2.49 %	2.72 %	2.93 %
Base net interest margin FTE	3.08 %	2.80 %	2.40 %	2.60 %	2.81 %
GAAP interest income on total loans, net	$ 274,331	$ 248,153	$ 251,744	$ 232,719	$ 209,283
Net (gain) loss from fair value adjustments on qualifying hedges	(2,079)	1,185	1,678	—	—
Net amortization of purchase accounting adjustments	(3,013)	(356)	—	—	—
Core interest income on total loans, net	$ 269,239	$ 248,982	$ 253,422	$ 232,719	$ 209,283
Prepayment penalties received on loans and securities, net of reversals and recoveries of interest from nonaccrual loans	(6,625)	(4,501)	(6,501)	(6,956)	(6,221)
Base interest income on total loans, net	$ 262,614	$ 244,481	$ 246,921	$ 225,763	$ 203,062
Average total loans, net [(1)]	$ 6,653,980	$ 6,006,931	$ 5,621,033	$ 5,316,968	$ 4,988,613
Core yield on total loans	4.05 %	4.14 %	4.51 %	4.38 %	4.20 %
Base yield on total loans	3.95 %	4.07 %	4.39 %	4.25 %	4.07 %

FFIC FLUSHING Financial Corporation

[1] Excludes purchase accounting average balances for the years ended 2021 and 2020

34

35 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets      (Dollars in thousands) Total Equity $ 679,628 $ 618,997 $ 579,672 $ 549,464 $ 532,608 Less:                       Goodwill   (17,636)   (17,636)   (16,127)   (16,127)   (16,127) Core deposit Intangibles (2,562) (3,172) — — — Intangible deferred tax liabilities   328   287   292   290   291 Tangible Stockholders' Common Equity $ 659,758 $ 598,476 $ 563,837 $ 533,627 $ 516,772 Total Assets $ 8,045,911 $ 7,976,394 $ 7,017,776 $ 6,834,176 $ 6,299,274 Less:                          Goodwill   (17,636)   (17,636)   (16,127)   (16,127)   (16,127) Core deposit Intangibles (2,562) (3,172) — — — Intangible deferred tax liabilities   328   287   292   290   291 Tangible Assets $ 8,026,041 $ 7,955,873 $ 7,001,941 $ 6,818,339 $ 6,283,438 Tangible Stockholders' Common Equity to Tangible Assets   8.22%   7.52%   8.05%     7.83%     8.22 %   December 31, 2021 December 31, December 31, December 31, December 31, 2017 2018 2019 2020

36 Contact Details Susan K. Cullen SEVP, CFO & Treasurer Phone: (718) 961 - 5400 Email: scullen@flushingbank.com Al Savastano, CFA Director of Investor Relations Phone: (516) 820 - 1146 Email: asavastano@flushingbank.com